Exhibit 4.3

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

               EXERCISABLE FROM APRIL 26, 2004 UNTIL ON OR BEFORE
                    5:00 P.M., NEW YORK TIME, APRIL 30, 2009


No.                                                       _____________ Warrants
    ----------------------

                               NANOSENSORS, INC.

                                FORM OF WARRANT

      This warrant certificate (the "Warrant Certificate") certifies that or registered assigns, is the registered holder of warrants to purchase from NanoSensors, Inc., a Nevada corporation (the "Company") at any time from April 26, 2004, until 5:00 P.M. New York City time on April 30, 2009, (the "Expiration Date"), up to fully-paid and non-assessable shares, subject to adjustment in accordance with Article 5 hereof (the "Warrant Shares"), of the common stock (the "Common Stock"), par value $.001 par value, of the Company, subject to the terms and conditions set forth herein. The warrants represented by this Warrant Certificate and any warrants resulting from a transfer or subdivision of the warrants represented by this Warrant Certificate shall sometimes hereinafter be referred to, individually, as a "Warrant" and, collectively, as the "Warrants."

      1. Exercise of Warrants.

      1.1 Exercise Procedure. Each Warrant is initially exercisable to purchase one Warrant Share at an initial exercise price per Warrant Share of $.30, subject to adjustment as set forth in Article 5 hereof, payable in cash or by check to the order of the Company, or any combination of cash or check. Upon surrender of this Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Shares purchased, at the Company's principal offices (presently located at 1800 Wyatt Drive, Santa Clara, California 95054), the registered holder of the Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased.

      Payment of the Exercise Price may also be made in shares of Common Stock of the Company having a "Market Value" on the date of exercise equal to the aggregate exercise price, or in a combination of cash and stock (including for these purposes a reduction in the number of shares to be issued upon exercise by applying the a number of the shares to the purchase price) For these purposes, the "Market Value" per share of Common Stock shall be: (i) if the Stock is traded on a national securities exchange or on the Nasdaq National Market System ("NMS"), the per share closing price of the Stock on the principal securities exchange on which they are listed or on NMS, as the case may be, on the date of exercise (or if there is no closing price for such date of exercise, then the last preceding business day on which there was a closing price); or (ii) if the Stock is traded in the over-the-counter market and quotations are published on the Nasdaq quotation system (but not on NMS), the closing bid price of the Stock on the date of exercise as reported by Nasdaq (or if there are no closing bid prices for such date of exercise, then the last preceding business day on which there was a closing bid price); or (iii) if the Stock is traded in the over-the-counter market but bid quotations are not published on Nasdaq, the closing bid price per share for the Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Stock; or (iv) if the Stock is not traded on any exchange or Nasdaq and if quotes are not available, the fair market value as determined in good faith by the Board of Directors.

      1.2. Vesting Period. The purchase rights represented by this Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part commencing on April 26, 2004.

      1.3. Partial Exercise; New Warrant. In the case of the purchase of less than all the Warrant Shares purchasable under this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable hereunder.

      2. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for the Warrant Shares purchased pursuant to such exercise shall be made forthwith without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      The Warrant Certificates and, upon exercise of the Warrants, the certificates representing the Warrant Shares shall be executed on behalf of the Company by the manual or facsimile signature of those officers required to sign such certificates under applicable law.

      3. Restricted Shares; Registration Rights.

      3.1 Restricted Shares upon Exercise. This Warrant Certificate and, upon exercise of the Warrants, in part or in whole, certificates representing the Warrant Shares shall bear a legend substantially similar to the following:

      "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the issuer, stating that an exemption from registration under such Act is available."

      3.2 Restriction on Transfer of Warrants. The Holder of this Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants and the Warrant Shares issuable upon exercise of the Warrants are being acquired as an investment and not with a view to the distribution thereof and that the Warrants and the Warrant Shares may not be transferred unless such securities are either registered under the Act and any applicable state securities law or an exemption from such registration is available. The Holder of this Warrant Certificate acknowledges that the Holder has been provided with an opportunity to ask questions of representatives of the Company concerning the Company and that all such questions were answered to the satisfaction of the Holder. In connection with any purchase of Warrant Shares the Holder agrees to execute any documents which may be reasonably required by counsel to the Company to comply with the provisions of the Act and applicable state securities laws.

      3.3. Registration Rights. The Company agrees to include, on a one time basis, in any registration statement filed by the Company after the date hereof (excluding registration statements on Form S-4 in connection with any merger or acquisition or Form S-8 in connection with employee stock plans) the shares underlying this Warrant to allow the resale of such shares by the Holder under the federal securities laws. Any such registration statement shall be at the cost and expense of the Company, except for fees of counsel to the Holder and any underwriting or sales commissions with respect to Holder's shares. The Company shall provide the Holder with at least 15 days written notice of its intent to file a registration statement with the Securities and Exchange Commission. The Company agrees to use its best efforts to have the registration statement declared effective as soon as possible, but the Company shall have the right, in its sole discretion, to terminate the filing at any time prior to its effectiveness. The Company further agrees to use its best efforts to maintain the effectiveness of such registration statement for at least nine months from the effective date. The Company shall provide the holder with such numbers of prospectuses as the holder may reasonably request in connection with the sale of any shares pursuant to the registration statement.

      The Holder shall provide any such information as may be reasonably required by the Company in connection with the registration statement regarding the Holder, including information regarding the Holder's intended method of resale, amount and nature of shares held and other relevant information. The Holder hereby agrees to indemnify and hold harmless the Company, its officers, directors, accountants, agents and employees and any person who controls the Company within the meaning of Section 15 of the Securities Act of 1933 or
Section 20(a) of the Securities Exchange Act of 1934, and any underwriter of the shares being sold by the Holder against all damages, claims, losses, causes of action, investigations (and expenses incurred with the foregoing) arising from any written information provided by the Holder to the Company for specific inclusion in the registration statement.

      4. Price

            4.1 Initial and Adjusted Exercise Price. The initial exercise price of each Warrant shall be $.30 per share. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Article 5 hereof.

            4.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

      5. Adjustments of Exercise Price and Number of Warrant Shares.

            5.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding Common Shares, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

            5.2 Adjustment in Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 5, the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Common Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

            5.3 Reclassification, Consolidation, Merger. etc. In case of any reclassification or change of the outstanding Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Shares, except a change as a result of a subdivision or combination of such shares or a change in nominal value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the Warrant Shares issuable upon exercise of the Warrants immediately prior to any such events at a price equal to the product of (x) the number of Warrant Shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrants.

            5.4 Determination of Outstanding Shares. The number of Common Shares at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of outstanding options, rights, warrants and upon the conversion or exchange of outstanding convertible or exchangeable securities.

      6. Exchange and Replacement of Warrant Certificates. This Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

            Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof.

      7. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Common Shares and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Common Shares.

      8. Reservation of Shares. The Company covenants and agrees that it will at all times reserve and keep available out of its authorized share capital, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be equal to the number of Warrant Shares issuable upon the exercise of the Warrants, for issuance upon such exercise, and that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any shareholder.

      9. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

            (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

            (b) If to the Company, to the address set forth in Article 1 of this Agreement or to such other address as the Company may designate by notice to the Holders.

      10. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

      11. Governing Law. This Agreement shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Nevada.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the ___ day of April, 2004.

                                    NANOSENSORS, INC.


                                    By:
                                       -----------------------------------------
                                        Name: Ted L. Wong
                                        Title: President

Corporate Seal


---------------------
(WITNESS)

                         [FORM OF ELECTION TO PURCHASE]


            The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________ Warrant Shares and herewith tenders in payment for such Warrant Shares cash or a check payable to the order of ______ in the amount of $_________, all in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of ___________________, whose address is ___________________________ and that such certificate be delivered to
___________________, whose address is ________________________________

      _____ The undersigned hereby elects to utilize the "cashless" exercise provisions in the Warrant.


Dated:_________________________      Signature:

                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of the Warrant
                                          Certificate.)





                        (Insert Social Security or Other
                         Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)


            FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto

                  (Please print name and address of transferee) this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________, Attorney, to transfer the within Warrant Certificate on the books of [ issuer], with full power of substitution.

Dated: __________________

                                    Signature:



                                    -------------------------------
                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of the
                                          Warrant Certificate)


-------------------------------
(Insert Social Security or Other
Identifying Number of Assignee)